Exhibit 21

Subsidiaries of Radian Group Inc.

Radian Mortgage Guaranty Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Reinsurance Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Group Inc.)
Radian MI Services Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Insurance Services LLC (Pennsylvania domiciled wholly owned subsidiary of Radian MI Services Inc.)
Radian Advisors LLC (Pennsylvania domiciled wholly owned subsidiary of Radian MI Services Inc.)
Radian Consulting Services LLC (Pennsylvania domiciled wholly owned subsidiary of Radian MI Services Inc.)
Enhance Financial Services Group Inc. (New York domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Guaranty Reinsurance Inc. (Pennsylvania domiciled wholly owned subsidiary of Enhance Financial Services Group)
Enhance C-BASS Residual Finance Corporation (Delaware domiciled wholly owned subsidiary of Radian Guaranty
Reinsurance Inc.)
Residual Interest Investments LP (Delaware domiciled subsidiary owned 99.2% by Radian Guaranty Reinsurance
Inc. and 0.8% by Enhance C-BASS Residual Finance Corporation)
Radian Investor Surety Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Mortgage Assurance Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Insurance Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Mortgage Insurance Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Guaranty Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Title Services Inc. (Delaware domiciled wholly owned subsidiary of Radian Group Inc.)
Clayton Group Holdings Inc. (Delaware domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Clayton Services LLC (Delaware domiciled wholly owned subsidiary of Clayton Group Holdings Inc.)
Clayton Holdings LLC (Delaware domiciled wholly owned subsidiary of Clayton Group Holdings Inc.)
Clayton Fixed Income Services (Delaware domiciled wholly owned subsidiary of Clayton Holdings LLC)
Clayton Services LLC (Delaware domiciled wholly owned subsidiary of Clayton Holdings LLC)
Clayton Support Services LLC (Delaware domiciled wholly owned subsidiary of Clayton Services LLC)
First Madison Services LLC (Delaware domiciled wholly owned subsidiary of Clayton Services LLC)
ValuAmerica, Inc. (Pennsylvania domiciled wholly owned subsidiary of First Madison)
VA Title Of Texas (Texas domiciled wholly owned subsidiary of ValuAmerica,
Inc.,
ValuEscrow, Inc. (California domiciled wholly owned subsidiary of
ValuAmerica, Inc.,
ValuAmerica Consulting LLC (Pennsylvania domiciled wholly owned subsidiary of ValuAmerica, Inc.)
ValuAmerica of Alabama LLC (Alabama domiciled
wholly owned subsidiary of ValuAmerica Consulting LLC)
Red Bell Real Estate, LLC (Delaware domiciled wholly owned subsidiary of First Madison
Services LLC)
Red Bell Real Estate, Inc. (California domiciled wholly owned subsidiary of Red Bell
Real Estate, LLC,
Red Bell Ohio, LLC (Ohio domiciled wholly owned subsidiary of Red Bell Real Estate,
LLC,
Pyramid Platform, LLC (Delaware domiciled wholly owned subsidiary of First Madison
Services LLC)
BPO Fulfillment, LLC (Delaware domiciled wholly owned subsidiary of
Pyramid Platform, LLC)
Green River Capital, LLC (Delaware domiciled wholly owned subsidiary of First Madison
Services LLC)
GR Financial LLC (Utah domiciled wholly owned subsidiary of Green River Capital,
LLC)
Home Match LLC (Delaware domiciled wholly owned subsidiary of First Madison Services LLC)